EXHIBIT 5
                                                                    ---------

                           SHEARMAN & STERLING


FAX: 212-848-7179          599 LEXINGTON AVENUE                     ABU DHABI
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                                                                   DUSSELDORF
                                                                    FRANKFURT
                                                                    HONG KONG
WRITER'S DIRECT NUMBER:                                                LONDON
                                                                  LOS ANGELES
                              MARCH 26, 1996                         NEW YORK
                                                                        PARIS
                                                                SAN FRANCISCO
                                                                    SINGAPORE
                                                                        TOKYO
                                                                      TORONTO
                                                             WASHINGTON, D.C.

Fort Howard Corporation
1919 South Broadway
P. O. Box 19130
Green Bay, WI 54307

Ladies and Gentlemen:

     We have acted as counsel for Fort Howard Corporation, a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-00019) (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 350,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's Profit Sharing Retirement Plan and the Harmon Assoc., Corp. Profit Sharing Plan (each, a "Plan").

     In so acting, we have examined the Registration Statement, including Post-Effective Amendment Nos. 1 and 2, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.



                                  - 1 -
     The opinion expressed below is limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.


     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /S/SHEARMAN & STERLING